Exhibit 32.2

Certification Pursuant To Section 906 of the

Sarbanes-Oxley Act 2002

        In connection with the Annual Report on Form 10-K of Aviragen Therapeutics, Inc. (the “Company”) for the fiscal year ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

September 1, 2017

                           /s/ Mark P. Colonnese

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Executive Vice President, Chief Financial Officer